Exhibit 31.2

CERTIFICATIONS

I, Michael S. Abrams, certify that:

1.             I have reviewed this Amendment No. 1 to the Annual Report on Form 10-K/A of Arch Therapeutics, Inc.;

2.             Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

December 29, 2021

/s/ Michael S. Abrams
Michael S. Abrams
Chief Financial Officer and Treasurer
(Principal Financial Officer)